Exhibit 23.1




               Consent of Ernst & Young, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 300,000 shares of common stock for the Fluke Corporation Employee Stock Purchase Plan of our report dated June 10, 1994, with respect to the consolidated financial statements of the Fluke Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended April 29, 1994 and of our report dated July 28, 1994 with respect to the related financial statement schedules included therein, filed with the Securities and Exchange Commission.



Seattle, Washington                           /s/ Ernst & Young
August 31, 1994